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Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


[Letterhead of Gregory & Associates, LLC]



Ladies and Gentlemen:

We consent to the inclusion in this Form 10-SB, as amended, of Penge Corp ("Penge") of our report dated August 12, 2006 accompanying the consolidated financial statements of Penge and subsidiaries for the fiscal years ended June 30, 2006 and June 30, 2005.

/S/ GREGORY & ASSOCIATES, LLC
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   Gregory & Associate, LLC

Salt Lake City, Utah
October 3, 2006